Exhibit 99.1

Sharps Technology Signs Sales Agreements to Support Major European Healthcare Network and Sells Out Its Inventory for SecureGard

●	Signed multiple agreements to sell its SecureGard syringe inventory, with initial shipments and revenue commencing in early December

●	Agreements also include new forecasted orders and commitments for all current SecureGard capacity, to begin in Q2 2025

●	The SecureGard agreements will strengthen the potential revenue curve for the Hungary Operation starting in 2024

NEW YORK, DECEMBER 5, 2024 – Sharps Technology, Inc., (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, has begun deliveries of its 1mL and 3mL SecureGard safety syringes under new sales agreements with a prominent European medical supply company serving Poland, Slovakia, and the Czech Republic. To meet demand in the region, Sharps’ customer has requested additional deliveries by year-end 2024 and committed to purchasing all available plant inventory by Q1 2025.

As a supplier to the largest network of hospitals and outpatient clinics in Central and Eastern Europe, the customer plans to purchase Sharps’ entire existing inventory of 1mL and 3mL SegureGard inventory warehoused in Hungary. This would be followed by new production orders starting in Q2 2025. These orders will consume all currently available SecureGard production capacity of 35 million units at the Hungary manufacturing facility. The customer has also expressed interest in Sharps’ U.S. inventory to fulfill a need for safety syringe supplies in Northern Africa.

The demand for Sharps’ innovative injection solutions continues to grow rapidly, with injectables remaining the preferred delivery method for therapies such as vaccines, biologics, weight loss and maintenance, ophthalmic and cosmetic applications, gene therapies, and diabetes and inflammatory disease management. With increasing levels of interest and potential demand for the Company’s high-quality smart safety syringe products in the region, Sharps is collaborating with both government and private investment sources in Hungary to expand the current manufacturing footprint and take advantage of the need to increase both SecureGard and SoloGard manufacturing capacity. The expansion will be planned to increase the annual SecureGard capacity to more than 100 million units, and the SoloGard capacity to more than 125 million units.

Sharps’ SecureGard and SoloGard product lines focus on low waste and ultra-low waste syringe technologies that also incorporate active safety features to fill the healthcare industry’s demand for the highest quality drug delivery solutions.

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary. For more information, please visit http://sharpstechnology.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

1-800-RED-CHIP (733-2447)

Or 407-644-4256

STSS@redchip.com